UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

ServiceTitan, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42434	26-0331862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 N. Brand Blvd. Suite 100
Glendale, California		91203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 899-0970

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TTAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 18, 2025, ServiceTitan, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the two proposals described below, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 5, 2025.

The final voting results for these proposals are detailed below.

Proposal 1: Election of Directors

The Company’s stockholders elected each of the three Class I director nominees to serve until the Company’s 2028 Annual Meeting of Stockholders and until each such director's successor is duly elected and qualified. The voting results were as follows:

Nominee	Votes For	Withheld Votes	Broker Non-Votes
Tim Cabral	175,652,132	6,299,714	8,184,108
William Hsu	173,496,149	8,455,697	8,184,108
Ara Mahdessian	175,708,759	6,243,087	8,184,108

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company's stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
189,656,097	126,976	352,881	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICETITAN, INC.

Date: June 23, 2025	By:	/s/ Dave Sherry
Dave Sherry
Chief Financial Officer